UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 1, 2023, OrthoPediatrics Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Kevin Unger and DINZE LLC, an Ohio limited liability company (collectively, the “Sellers”), and the sole member of DINZE LLC, providing for the purchase by the Company of all of the issued and outstanding membership interest of Medtech Concepts, LLC, a Delaware limited liability company (“Medtech”), from the Sellers. Medtech has developed an early-stage, pre-commercial enabling technology platform designed to increase efficiency in the perioperative environment. The solution combines hardware, software, and data analytics to help streamline operative care and support better decision making in hospital operating rooms. In the future, the Company believes this enabling technology platform will provide valuable intraoperative resources for surgeons that will improve decision making, drive operating room efficiency, and ultimately improve healthcare for children. The Company also expects that the acquisition will further support future market share gains for its implant systems, similar to what the Company has experienced with the FIREFLY® Technology and the 7D Surgical FLASHTM Navigation platform. The Company does not anticipate material revenue contributions from the platform in 2023.

Under the terms of the Purchase Agreement, the Sellers will be paid consideration in the aggregate amount of approximately $15.2 million, payable in the following manner: (i) cash in the aggregate amount of $3.0 million, on the transaction closing date (the “Closing Date”); (ii) 43,751 unregistered shares of the Company’s common stock, par value $0.00025 per share (“Common Stock”), on the Closing Date, representing approximately $2.2 million (based on a closing share price of $50.68 on April 27, 2023); and (iii) an aggregate of $2.5 million payable 50% in cash and 50% in shares of unregistered Common Stock, on each of the first four anniversaries of the Closing Date, all subject to the conditions set forth in the Purchase Agreement.

As Mr. Unger was a member of the Company’s Board of Directors (the “Board”) at the time the Medtech opportunity was presented to the Company’s management, the Board formed a special committee comprised of independent and disinterested directors (the “Special Committee”) with the exclusive authority to review, evaluate, and negotiate, or reject, the potential Medtech acquisition. On April 27, 2023, the Special Committee unanimously approved the terms of the Purchase Agreement and the transactions contemplated thereby and, based on the recommendation of the Special Committee, the Board (with Mr. Unger abstaining) approved the terms of the Purchase Agreement and the transactions contemplated thereby on the same date.

The Purchase Agreement contains negotiated representations, warranties, covenants and indemnities by the Sellers and the Company, which are believed to be customary for transactions of this kind. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 1, 2023, concurrently with the execution and delivery of the Purchase Agreement described in Item 1.01, the Company and the Sellers completed the purchase and sale of Medtech. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of Common Stock pursuant to the Purchase Agreement is incorporated by reference into this Item 3.02. As part of the aggregate consideration payable on the Closing Date, the Company issued the number of shares of Common Stock set forth above. The issuance of the Common Stock was made in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2023, the Board accepted the resignation of Kevin Unger as a member of the Board, which became effective April 28, 2023. Mr. Unger’s resignation was not as a result of any disagreement with the Company but instead was related to Mr. Unger being hired as an employee of the Company to lead the continued product development and market launch by Medtech.

Also effective April 28, 2023, the Board appointed George S. M. Dyer, MD, to fill the vacancy caused by Mr. Unger’s departure and to serve in the class of directors whose terms expire at the annual stockholder meeting in 2023. Dr. Dyer has also been appointed to serve on the Board’s Compensation Committee.

Dr. Dyer is an attending upper extremity surgeon on both the Hand and Upper Extremity Service and the Orthopedic Trauma Service at Brigham and Women’s Hospital and Children’s Hospital in Boston, Massachusetts. He first joined the staffs at such hospitals in 2008. Additionally, Dr. Dyer is an Associate Professor of Orthopedic Surgery at Harvard Medical School, a position he has held since 2017.

For his service as a director, Dr. Dyer will be entitled to receive his pro rata portion of the standard non-employee director compensation, as more fully described in the Company’s Non-Employee Director Compensation Policy included as Exhibit 10.1 to this Form 8-K, which description is incorporated herein by reference. Other than being eligible to receive such director compensation, Dr. Dyer has not entered into any material plan, contract, or arrangement in connection with his appointment as a director. Further, Dr. Dyer is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	2.1+	Membership Interest Purchase Agreement, dated May 1, 2023, by and among OrthoPediatrics Corp., Kevin Unger, DINZE LLC, and the sole member of DINZE LLC.

	10.1*	OrthoPediatrics Corp. Non-Employee Director Compensation Policy, effective January 1, 2023.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain exhibits and the disclosure schedules to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the disclosure schedules and any exhibit omitted from the Membership Interest Purchase Agreement to the Securities and Exchange Commission upon request.

*	Exhibits that describe or evidence management contracts or compensatory plans or arrangements required to be filed as Exhibits to this Report.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: May 1, 2023	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen,
General Counsel and Secretary